UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013

COMPASS DIVERSIFIED HOLDINGS

(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED

HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sixty One Wilton Road

Second Floor

Westport, CT 06880

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On July 11, 2013, Compass Group Diversified Holdings LLC and Compass Diversified Holdings (NYSE: CODI) (collectively, the “Company”) announced that Compass Group Management LLC (the “Manager”) entered into an employment agreement with Ryan J. Faulkingham, dated July 11, 2013 and effective as of November 30, 2013 (the “Agreement”), pursuant to which Mr. Faulkingham will serve as the Company’s Chief Financial Officer.

The compensatory arrangement pursuant to the Agreement is set forth in Item 5.02 of this Form 8-K. The description of the Agreement in this Form 8-K is only a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 11, 2013, the Company announced that James J. Bottiglieri, Chief Financial Officer, notified the Company and the Manager of his intention to retire, effective November 30, 2013.

Effective November 30, 2013, the Company will appoint Ryan J. Faulkingham as its Chief Financial Officer to fill the vacancy created by Mr. Bottiglieri’s retirement. Mr. Faulkingham, 36, is currently the Director of Financial Reporting for the Manager, a position he has held for the last 5 years. Mr. Faulkingham has been with the Manager since 2008; prior to joining the Manager, he served as a Vice President at Merrill Lynch & Co.

In connection with his appointment to Chief Financial Officer, Mr. Faulkingham and the Manager entered into the Agreement pursuant to which Mr. Faulkingham will be seconded to the Company to serve as Chief Financial Officer for a one-year term beginning on November 30, 2013, subject to automatic one-year renewals unless either the Manager or Mr. Faulkingham provide ninety days’ prior written notice of either’s intention not to renew the Agreement. The Agreement provides for an annual base salary of $335,000, which will be reviewed annually by the Manager, and an annual bonus based on certain performance objectives, to be paid by March 15th of the year following the calendar year to which the performance objectives relate. Mr. Faulkingham will also be reimbursed for reasonable travel, meal and lodging expenses that he directly incurs in providing services at the request of the Manager, and will be eligible to participate in all group health, dental and life insurance plans and all retirement plans that in each case are generally made available from time to time to employees of the Manager. Mr. Faulkingham’s annual compensation will be reviewed and approved by the Company’s compensation committee.

In the event that Mr. Faulkingham dies during the term of the Agreement, it will terminate immediately and the Manager will pay to the legal representative of Mr. Faulkingham’s estate all amounts then due under the Agreement. In the event that Mr. Faulkingham becomes disabled during the term of the Agreement and is unable to perform his principal duties, the Manager may, on thirty days’ prior written notice, terminate Mr. Faulkingham’s employment under the Agreement and will pay to Mr. Faulkingham or his legal representative all amounts then due under the Agreement.

Mr. Faulkingham’s employment may be terminated without prior notice pursuant to the Agreement for “proper cause,” and Mr. Faulkingham may likewise terminate his employment for “good reason,” both terms defined within the Agreement. In the event that the Agreement is terminated other than for death, disability or “proper cause,” or terminated by Mr. Faulkingham for “good reason,” Mr. Faulkingham will be entitled to a severance payment of his base salary rate as of the date of the termination, plus an amount equal to his bonus for the immediately preceding year. In the event that Mr. Faulkingham terminates his employment other than for “good reason,” or the Manager terminates his employment for “proper cause,” all of Mr. Faulkingham’s rights and benefits under the Agreement, accrued or payable, present or future (including all rights and benefits under any fringe benefit plan or agreement ancillary to the Agreement) will be immediately forfeited. In such case, Mr. Faulkingham’s only rights and benefits will be to receive any (i) base salary compensation accrued through the date of termination, (ii) unpaid reimbursable expenses incurred for the benefit of the Manager prior to the date of termination, (iii) vested benefits or amounts under any savings or retirement plans (including excess benefit plans), deferred compensation arrangements or welfare benefit plans and (iv) vested cash and equity amounts with respect to long-term incentive awards and other incentive awards granted to Mr. Faulkingham.

The Agreement further prohibits Mr. Faulkingham from, directly or indirectly, competing with, and/or soliciting or contacting any customers, employees or business relations of, the Company for one year after the termination of the Agreement for any reason. Mr. Faulkingham is also subject to certain confidentiality provisions in the Agreement, which apply during and after the term of the Agreement.

The preceding description is only a summary of the Agreement’s material terms, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

As of the date of this Form 8-K, neither Mr. Faulkingham nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be considered and disclosed as a related party transaction under Regulation S-K.

Section 8	Other Events

Item 8.01	Other Events

On July 11, 2013, the Company issued a press release announcing Mr. Bottiglieri’s retirement and the appointment of Mr. Faulkingham as his successor. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Employment Agreement, dated July 11, 2013, between the Manager and Ryan J. Faulkingham.

99.1	Press Release dated July 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2013	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ James J. Bottiglieri

James J. Bottiglieri
Regular Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2013	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ James J. Bottiglieri

James J. Bottiglieri
Chief Financial Officer